Addendum 1 to the Employment Services Agreement

For Luis Santillana

This is an Addendum 1 to the Employment Services Agreement (the “Addendum”) for Luis Santillana dated on December 1, 2011.

The Addendum amends Section 1 of the Employment Services Agreement. The Effective Date is changed from January 1, 2012 to March 1, 2012. The Employment Period and all other related matters are abridged to reflect employment commencement on this new Effective Date.

Executed on April 10, 2012

IN WITNESS WHEROF, the parties have executed this Addendum as of the date written above

Li3 Energy, Inc.

a Nevada corporation

By:	/s/ Luis Saenz
Name:	Luis Saenz
Title:	CEO

By:	/s/ Luis Santillana
Name:	Luis Santillana
Title:	EXECUTIVE